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                                                                  EXHIBIT 4.14

                        FOURTEENTH SUPPLEMENTAL INDENTURE




                  SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of October 22, 2003, among Von Hoffmann Corporation, a Delaware corporation (formerly known as Von Hoffmann Press, Inc., the "COMPANY"), The Lehigh Press, Inc., a Pennsylvania corporation and a wholly-owned subsidiary of the Company, (the "NEW GUARANTOR"), the other Guarantors (as defined in the Indenture referred to herein) and HSBC Bank (formerly Marine Midland Bank), as trustee under the indenture referred to below (the "TRUSTEE"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

                               W I T N E S S E T H

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of May 22, 1997 (as heretofore amended or supplemented from time to time, the "Indenture"), providing for the issuance of an aggregate principal amount of $100,000,000 of 10 3/8% Senior Subordinated Notes due 2007 (the "NOTES");

                  WHEREAS, Article 11 of the Indenture provides that under certain circumstances the Company may or must cause certain of its subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such subsidiaries shall unconditionally guarantee all of the Company's Obligations under the Notes pursuant to a Notes Guarantee on the terms and conditions set forth herein; and

                  WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

                  1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  2. AGREEMENT TO NOTES GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Company's Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.

                  3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of any Guarantor, as such,

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shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Notes Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

                  4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

                  5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the New Guarantor.







                      [Signatures appear on following page]



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                                                                EXECUTION COPY


                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.



                            VON HOFFMANN CORPORATION


                            By:  /s/ GARY C. WETZEL
                                 --------------------------------------
                                 Name: Gary C. Wetzel
                                 Title: Senior Vice President, Chief Financial Officer, Treasurer




                            VON HOFFMAN HOLDINGS INC.


                            By:  /s/ GARY C. WETZEL
                                 -------------------------------------
                                 Gary C. Wetzel
                                 Chief Financial Officer & Treasurer


                            THE LEHIGH PRESS, INC.


                            By:  /s/ GARY C. WETZEL
                                 --------------------------------------
                                 Gary C. Wetzel
                                 Chief Financial Officer & Treasurer


                            H&S GRAPHICS, INC.


                            By:  /s/ GARY C. WETZEL
                                 -------------------------------------
                                 Gary C. Wetzel
                                 Chief Financial Officer & Treasurer


                            PREFACE, INC.


                            By:  /s/ GARY C. WETZEL
                                 -------------------------------------
                                 Gary C. Wetzel
                                 Chief Financial Officer & Treasurer


                            PRECISION OFFSET PRINTING COMPANY, INC.


                            By:  /s/ GARY C. WETZEL
                                 -------------------------------------
                                 Gary C. Wetzel
                                 Chief Financial Officer & Treasurer

[Signature Page to Fourteenth Supplemental Indenture, dated as of ] October __, 2003, among Von Hoffmann Corporation, ET. AL., and HSBC Bank, as Trustee]

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                             HSBC BANK,
                               as Trustee


                             By: /s/ FRANK GODING
                                 --------------------------------------
                                 Name: Frank Goding
                                 Title: Authorized Signatory



[Signature Page to Fourteenth Supplemental Indenture, dated as of ] October __, 2003, among Von Hoffmann Corporation, ET. AL., and HSBC Bank, as Trustee]



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